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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-            ) and related Proxy Statement/Prospectus of Universal American Spin Corp. for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated March 1, 2011, with respect to the consolidated financial statements and schedules of Universal American Corp., and the effectiveness of internal control over financial reporting of Universal American Corp., included in Universal American Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
March 8, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm